Exhibit 99.1
GENERAL MARITIME CORPORATION

CONTACT:
John C. Georgiopoulos
Chief Administrative Officer
General Maritime Corporation
(212) 763-5600

        GENERAL MARITIME CORPORATION ANNOUNCES NEW DIRECTOR JOHN O. HATAB

New York, New York, September 16, 2004 - General Maritime Corporation (NYSE:
GMR) today announced that John O. Hatab has been elected to the Company's Board of Directors. Mr. Hatab will serve as Chairman of the Audit Committee and as a Class I Director with his term expiring at the 2005 annual meeting.

Peter C. Georgiopoulos, Chairman, Chief Executive Officer and President, stated, "We are extremely pleased to welcome John to the Board. John brings to the Board a wealth of experience in such areas as finance, accounting, strategic planning and new business development. We look forward to benefiting from his counsel and guidance."

Mr. Hatab is a retired partner of PricewaterhouseCoopers LLP, with over 39 years of service. Most recently, Mr. Hatab was Managing Partner of Business Development for the New York Metro Region, the firm's largest practice with over 550 partners and 4,500 professional staff. Mr. Hatab was previously Chief Executive Officer of the New York Metro Region tax service practice and Managing Partner of the New York office tax practice. Prior to the merger of Price Waterhouse and Coopers & Lybrand, Mr. Hatab served as Chief Executive Officer of the Price Waterhouse East Region tax practice, the largest tax practice in the firm. Mr. Hatab is a Certified Public Accountant. He holds a B.S. from Lehigh University and an M.B.A. from Seton Hall University.

Mr. Hatab commented, "I am excited to join the board of a dynamic company such as General Maritime. I look forward to working with management and the other directors, as the Company continues to take steps to enhance its industry leadership."

                       About General Maritime Corporation
                       ----------------------------------

General Maritime Corporation is a provider of international seaborne crude oil transportation services principally within the Atlantic basin which includes ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe and the North Sea. We also currently operate tankers in other regions including the Black Sea and Far East. General Maritime Corporation currently owns and operates a fleet of 48 tankers - 26 Aframax, 18 Suezmax tankers and 4 Suezmax newbuilding contracts.

         "Safe Harbor" Statement Under the Private Securities Litigation
                               Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations. Included among the factors that, in the company's view, could cause actual results to differ materially from the forward looking

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statements contained in this press release are the following: changes in demand;
a material decline or prolonged weakness in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company's anticipated drydocking or maintenance and repair costs); consents by charterers and ship builders to assignments of contracts and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2003 and its subsequent reports on Form 10-Q and Form 8-K.